Pricing Supplement dated October 22, 2008
           to the Product Prospectus Supplement dated April 11, 2008, the Prospectus dated January 5, 2007 and
                the Prospectus Supplement dated February 28, 2007

   [RBC LOGO]                 $2,000,000

                              Royal Bank of Canada
                              Direct Investment Notes Linked to a Basket of Securities


                                  GENERAL TERMS

     Royal Bank of Canada is offering the direct investment notes linked to the value of an equally-weighted basket of securities (referred to herein as "direct investment notes" or the "notes") described below, which may be described in greater detail in the product prospectus supplement as well as the prospectus supplement attached to the prospectus. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated April 11, 2008, describe terms that will apply generally to the direct investment notes, including any notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. There is a substantial risk that the value of the payment you receive at maturity will be less than the principal amount of your notes and may be zero.

Issuer:                       Royal Bank of Canada ("Royal Bank").

Issue:                        Senior Global Medium-Term Notes, Series C

Underwriter:                  RBC Capital Markets Corporation

Basket: The Notes are linked to the value of an equally-weighted basket (the "Basket") of the securities of fifteen stocks/ETFs (each an "Underlying Security" and together the "Underlying Securities").

                              Underlying Securities                   Ticker              Initial Security Price
                              ---------------------                   ------              ----------------------
                              Apple Inc.                               AAPL                       $ 95.58

                              Costco Wholesale Corp.                   COST                       $ 53.50

                              The Dow Chemical Co.                      DOW                       $ 22.11

                              Freeport-McMoRan Copper &
                              Gold, Inc.                                FCX                       $ 26.92

                              General Electric Company                  GE                        $ 18.96

                              International Business Machines
                              Corporation                               IBM                       $ 83.60

                              Johnson & Johnson                         JNJ                       $ 61.42

                              Eli Lilly and Company                     LLY                       $ 32.11

                              McDonald's Corporation                    MCD                       $ 54.18

                              Altria Group, Inc.                        MO                        $ 19.29

                              Microsoft Corporation                    MSFT                       $ 21.45

                              Verizon Communications Inc.               VZ                        $ 25.75

                              Ultra Financials ProShares                UYG                       $  9.03

                              iShares DJ Select Dividend
                              Index Fund                                DVY                       $ 43.62

                              Ultra S&P500 ProShares                    SSO                       $ 28.53

Incorporated risk factors:    The notes are subject to the risks set forth under
                              the heading "Additional Risk Factors Specific to
                              Your Notes" in the product prospectus supplement.

Interest rate (coupon):       We will not pay you interest during the term of
                              your notes.

Minimum Investment:           $1,000 (except for certain non-U.S. investors for
                              whom the minimum investment will be higher).

Denomination:                 $1,000 (except for certain non-U.S. investors for
                              whom the denomination will be higher).

Payment at Maturity:          At maturity, you will receive a cash payment equal
                              to the principal amount of your notes, multiplied by the Participation Rate, multiplied by (1 +
                              Percentage Change + Basket Dividend Yield).

                              You could lose some or a substantial amount of your principal amount invested if there has been a decline in the value of the Underlying Securities at maturity or if the value of the Underlying Securities has not increased sufficiently such that the payment at maturity, including the Basket Dividend Yield, is greater than the principal amount of the notes plus any applicable premium payable upon purchase thereof.

Participation Rate:           97.94%

Offer Price to Investors:     100% of the principal amount.

Percentage Change:            The Percentage Change is equal to the equal-
                              weighted return of the Underlying Securities. The
                              Percentage Change is the amount determined by (i) adding together the result, for each of the Underlying Securities, of (a) the Final Security
                              Price minus the Initial Security Price, divided by
                              (b) the Initial Security Price and (ii) dividing that sum by the number of Underlying Securities in the basket.

Basket Dividend Yield:        The Basket Dividend Yield is equal to the sum of
                              the Dividend Yields for each of the Underlying
                              Securities, divided by the number of Underlying
                              Securities in the basket.

Dividend Yield:               For any Underlying Security, 100% of the gross
                              cash dividends and distributions per share of such Underlying Security declared by the related issuer to holders of record of a share of such Underlying
                              Security where the date that the shares of such Underlying Security have commenced trading ex-dividend on the relevant exchange occurs during the period from and excluding the Pricing Date(s) to and including the Valuation Date(s) and expressed as a percentage of the Initial Security
                              Price for that Underlying Security.

Pricing Date(s):              October 22, 2008

Settlement Date:              October 28, 2008

Valuation Date(s):            July 22, 2009

Maturity Date:                July 28, 2009

Term: The term of your notes is approximately nine (9) months.

Special features of the       None.
notes:

Initial Security Prices:      The closing price of the Underlying Securities on
                              the Pricing Date(s), subject to anti-dilution adjustment.

Final Security Prices:        The closing price of the Underlying Security on
                              the Valuation Date(s).

Determination of Underlying   The prices of the Underlying Security on any
Security Prices:              trading day will equal the official closing price
                              of that Underlying Security or any successor security thereto (as described in the product prospectus supplement) published following the regular official weekday close of trading for such security on that trading day. In certain circumstances, the prices for the Underlying
                              Securities will be based on an alternate calculation of that Underlying Securities described under "Specific Terms of the Notes--Consequences of Market Disruption Events" in the product prospectus supplement.

U.S. tax treatment:           The United States federal income tax consequences
                              of your investment in the notes are uncertain. By purchasing the notes, you agree (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat your notes as a pre-paid cash-settled forward contract with respect to the Underlying Security for U.S. federal income tax purposes. If your notes are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your notes.

Clearance and Settlement:     DTC global (including through its indirect
                              participants Euroclear and Clearstream, Luxembourg as described under "Description of Debt Securities
                              -- Ownership and Book-Entry Issuance" in the accompanying prospectus).

Currency:                     U.S. dollars.

Listing: The notes will not be listed on any securities exchange or quotation system.

CUSIP:                        78008GUP5

Calculation Agent:            The Bank of New York, as successor to the
                              corporate trust business of JPMorgan Chase Bank, N.A.

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Listing" on the cover page of this
                              pricing supplement and the terms appearing under the caption "Additional Terms of the Principal
                              Protected Notes" in the product prospectus supplement with respect to direct investment notes dated April 14, 2008.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 to read about investment risks relating to the direct investment notes. Unless otherwise specified in the relevant pricing supplement, the principal of the direct investment notes is not protected and you could lose your entire investment.

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

                                                                                              Per note           Total
                                                                                              --------           -----
Price to public.......................................................................     100%             $2,000,000
Underwriting discounts and commission.................................................     1.50%            $30,000
Proceeds to Royal Bank................................................................     98.50%           $1,970,000


RBC Capital Markets Corporation, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of $15.00 per $1,000 principal amount note and used a portion of that commission to allow selling concessions to other dealers of approximately $15.00 per $1,000 principal amount note. The price of the notes also included a profit of $5.60 per $1,000 principal amount earned by Royal Bank of Canada in hedging its exposure under the notes. The total of the commission received by RBCCM, which includes concessions to be allowed to other dealers, and the hedging profits of Royal Bank Canada was $20.60 per $1,000 principal amount note.

We may use this pricing supplement in the initial sale of a direct investment note. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in a direct investment note after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the accompanying product prospectus supplement dated April 11, 2008, the accompanying prospectus, dated January 5, 2007 and the accompanying prospectus supplement, dated February 28, 2007. The information in the accompanying product prospectus supplement, prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this pricing supplement. You should carefully consider, among other things, the matters set forth under "Additional Risk Factors Specific to your Notes" in the product prospectus supplement and the matters set forth under "Risk Factors" in the prospectus supplement dated February 28, 2007 as direct investment notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the direct investment notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated April 11, 2008:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465908000822/
     f41080424b3.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.


                              Hypothetical Returns

The examples set out below are for illustration purposes only. The prices and dividend yields of the Underlying Securities are not estimates or forecasts of the initial security prices and final security prices or dividend yields of the Underlying Securities on which the calculation of the Percentage Change, Basket Dividend Yield and payment at maturity, will depend. All examples assume that a holder has purchased notes with an aggregate Principal Amount of $10,000 and that no market disruption event has occurred.


Example 1-- Calculation of the Payment at Maturity where Percentage Change is greater than 100% indicating that the value of the Basket has increased.

It is assumed that the Initial Security Price, the Final Security Price and the Basket Dividend Yield of the Underlying Securities are as illustrated below. The Payment at Maturity would be calculated as follows:

      -----------------------------------------------------------------
                       Initial       Final                   Basket
        Underlying    Security     Security     Percentage  Dividend
         Security       Price        Price        Change      Yield
      -----------------------------------------------------------------
        Security A     $27.14       $32.57         120%       0.00%
      -----------------------------------------------------------------
        Security B     $59.00       $66.08         112%       1.83%
      -----------------------------------------------------------------
        Security C     $48.95       $44.06          90%       0.00%
      -----------------------------------------------------------------
        Security D     $68.49       $78.08         114%       0.00%
      -----------------------------------------------------------------
        Security E     $40.68       $47.19         116%       0.49%
      -----------------------------------------------------------------
        Security F     $46.28       $66.64         144%       1.12%
      -----------------------------------------------------------------
        Security G     $26.26       $33.61         128%       0.95%
      -----------------------------------------------------------------
        Security H     $36.78       $34.94          95%       0.73%
      -----------------------------------------------------------------

      -----------------------------------------------------------------
        Security I     $19.61       $27.45         140%       1.02%
      -----------------------------------------------------------------
        Security J    $501.71      $722.46         144%       0.00%
      -----------------------------------------------------------------
        Security K     $37.95       $46.30         122%       0.00%
      -----------------------------------------------------------------
        Security L     $42.18       $62.43         148%       1.33%
      -----------------------------------------------------------------
        Security M     $39.03       $52.69         135%       1.13%
      -----------------------------------------------------------------
        Security N     $19.68       $19.29          98%       0.61%
      -----------------------------------------------------------------
        Security O     $39.72       $33.76          85%       0.00%
      -----------------------------------------------------------------
        Security P     $29.14       $41.96         144%       0.00%
      -----------------------------------------------------------------
        Security Q     $50.61       $61.74         122%       0.47%
      -----------------------------------------------------------------
        Security R      $4.36        $4.97         114%       0.00%
      -----------------------------------------------------------------
        Security S     $32.57       $30.94          95%       0.00%
      -----------------------------------------------------------------
        Security T     $65.68       $72.25         110%       0.00%
      -----------------------------------------========================
                                                 2376.00%     9.68%
      -----------------------------------------------------------------


                          1
     Percentage Change  = -- x 2376.00%
                          20

                        = 118.80%

                          1
 Basket Dividend Yield  = -- x 9.68%
                          20

                        = 0.48%

   Payment at Maturity  = 97.00% x $10,000 (Percentage Change + Basket Dividend
                          Yield)
                        = $9,700 x (118.80% + 0.48%)
                        = $11,570.16

     $11,570.16 returned at maturity, resulting in a 15.70% return on the note.

Example 2-- Calculation of the Payment at Maturity where Percentage Change is less than 100% (indicating that the value of the Basket has declined).

It is assumed that the Initial Security Price, the Final Security Price and the Basket Dividend Yield of the Underlying Securities are as illustrated below. The Payment at Maturity would be calculated as follows:

      -----------------------------------------------------------------
                       Initial       Final                     Basket
        Underlying     Security    Security    Percentage     Dividend
         Security       Price        Price       Change         Yield
      -----------------------------------------------------------------
        Security A      $27.14      $25.78         95%          0.00%
      -----------------------------------------------------------------
        Security B      $59.00      $56.64         96%          1.83%
      -----------------------------------------------------------------
        Security C      $48.95      $44.06         90%          0.00%
      -----------------------------------------------------------------
        Security D      $68.49      $41.09         60%          0.00%
      -----------------------------------------------------------------
        Security E      $40.68      $39.87         98%          0.49%
      -----------------------------------------------------------------
        Security F      $46.28      $48.59        105%          1.12%
      -----------------------------------------------------------------
        Security G      $26.26      $25.21         96%          0.95%
      -----------------------------------------------------------------
        Security H      $36.78      $34.94         95%          0.73%
      -----------------------------------------------------------------
        Security I      $19.61      $19.22         98%          1.02%
      -----------------------------------------------------------------
        Security J     $501.71     $722.46        144%          0.00%
      -----------------------------------------------------------------

      -----------------------------------------------------------------
        Security K      $37.95      $46.30        122%          0.00%
      -----------------------------------------------------------------
        Security L      $42.18      $25.31         60%          1.33%
      -----------------------------------------------------------------
        Security M      $39.03      $27.32         70%          1.13%
      -----------------------------------------------------------------
        Security N      $19.68      $19.29         98%          0.61%
      -----------------------------------------------------------------
        Security O      $39.72      $33.76         85%          0.00%
      -----------------------------------------------------------------
        Security P      $29.14      $23.31         80%          0.00%
      -----------------------------------------------------------------
        Security Q      $50.61      $32.90         65%          0.47%
      -----------------------------------------------------------------
        Security R       $4.36       $4.67        107%          0.00%
      -----------------------------------------------------------------
        Security S      $32.57      $30.94         95%          0.00%
      -----------------------------------------------------------------
        Security T      $65.68      $66.99        102%          0.00%
      ----------------------------------------=========================
                                                1861.00%        9.68%
      -----------------------------------------------------------------


                          1
     Percentage Change  = -- x 1861.00%
                          20

                        = 93.05%

                          1
 Basket Dividend Yield  = -- x 9.68%
                          20

                        = 0.48%

   Payment at Maturity  = 97.00% x $10,000 (Basket Change + Basket Dividend
                          Yield)

                        = $9,700 x (93.05% + 0.48%)

                        = $9,072.41

     $9,072.41 returned at maturity, resulting in a -9.28% return on the note.

     We obtained the information regarding the Market Cap of the Underlying Securities in the chart below from Bloomberg Financial Markets and FactSet Research Systems Inc. on October 22, 2008.


------------------------------------------------------------------------------------------------------------------
                                                              Market
                                                               Cap
   No.                   Holding                  Symbol     (US$MM)          Sector        Country    Exchange
------------------------------------------------------------------------------------------------------------------

    1     Apple Inc.                               AAPL      $88,059        Computers         USA       NASDAQ
------------------------------------------------------------------------------------------------------------------
    2     Costco Wholesale Corp.                   COST      $23,150         Retail           USA       NASDAQ
------------------------------------------------------------------------------------------------------------------

    3     The Dow Chemical Co.                      DOW      $21,274        Chemicals         USA        NYSE
------------------------------------------------------------------------------------------------------------------
          Freeport-McMoRan Copper & Gold,
    4     Inc.                                      FCX      $11,534          Metal           USA        NYSE
------------------------------------------------------------------------------------------------------------------
    5     General Electric Company                  GE      $205,718       Manufacturer       USA        NYSE
------------------------------------------------------------------------------------------------------------------
          International Business Machines
    6     Corporation                               IBM     $113,042        Computers         USA        NYSE
------------------------------------------------------------------------------------------------------------------
    7     Johnson & Johnson                         JNJ     $172,895         Medical          USA        NYSE
------------------------------------------------------------------------------------------------------------------
    8     Eli Lilly and Company                     LLY      $36,473         Medical          USA        NYSE
------------------------------------------------------------------------------------------------------------------
    9     McDonald's Corporation                    MCD      $60,665         Retail           USA        NYSE
------------------------------------------------------------------------------------------------------------------
   10     Altria Group, Inc.                        MO       $39,011         Tobacco          USA        NYSE
------------------------------------------------------------------------------------------------------------------
   11     Microsoft Corporation                    MSFT     $204,609       Applications       USA       NASDAQ
------------------------------------------------------------------------------------------------------------------
   12     Verizon Communications Inc.               VZ       $75,094        Telephone         USA        NYSE
------------------------------------------------------------------------------------------------------------------
   13     Ultra Financials ProShares                UYG       $1,972        Financial         USA      American
------------------------------------------------------------------------------------------------------------------
          iShares DJ Select Dividend Index                                                               NYSE
   14     Fund                                      DVY       $3,988           N/A            USA        Arca
------------------------------------------------------------------------------------------------------------------
   15     Ultra S&P500 ProShares                    SSO       $2,177           N/A            USA      American
------------------------------------------------------------------------------------------------------------------



                      Historical Performance of the Basket

     The total performance of the Basket, which includes both price return and dividend income, over a twelve (12) month period commencing on October 19, 2007 and ending on October 22, 2008 is shown below. During this period, the Basket realized a total return of -34%, dividend income included. Assuming that the value of the Basket for the period beginning on October 19, 2007 was 100, the value of the Basket on October 22, 2008 would have been 66. By comparison, during the same period, the S&P 500 Index realized a total return of approximately -39%, dividend income included. The following graphs present the performance of the Basket as well as the S&P 500 during this period.

     Index Total Return
     Oct 19, 2007 - Oct 22, 2008
     -- Equity Linked Note No. 138 - Direct Investment Note
     (Nov - Oct)
     [CHART OMITTED]


     S&P 500
     Oct 19, 2007 - Oct 22, 2008
     Indexed Total Return
     (Nov - Oct)
     [CHART OMITTED]

     The information above is provided to help you evaluate the historical behavior of the Basket so that you can make an informed decision with respect to an investment in the notes. Historical performance of the Underlying Securities does not predict future performance of the Underlying Securities or the notes. The source of the data displayed in these charts is Factset Research Systems Inc. and its accuracy cannot be guaranteed.

Information Regarding the Issuers of the Underlying Securities Comprising the Basket

     Each of the Underlying Securities comprising the Basket is registered under the Securities Exchange Act of 1934 (the "Exchange Act"). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding each of the Underlying Securities comprising the Basket may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

     The following information regarding each of the issuers of the Underlying Securities comprising the Basket is derived from reports filed by these issuers with the SEC and other publicly available information.

     We make no representation or warranty as to the accuracy or completeness of reports filed by the issuers with the SEC, information published by them on their websites or in any other format, information about them obtained from any other source or the information provided below.

o Apple Inc. designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

         o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-20355.

o Costco Wholesale Corporation (Costco) operates membership warehouses-based offering its members products in a range of merchandise categories. It buys the majority of its merchandise directly from manufacturers and route it to a cross-docking consolidation point (depot) or directly to its warehouses. The Company's depots receive container-based shipments from manufacturers and reallocate these goods for shipment to its individual warehouses, generally in less than 24 hours. The Company's warehouse format averages approximately 140,000 square feet. Its warehouses operate on a seven-day, 69-hour week. It carries an average of approximately 4,000 active stockkeeping units (SKUs) per warehouse in its core warehouse business. Many consumable products are offered for sale in case, carton or multiple-pack quantities only. As of August 31, 2008, Costco operated 512 membership warehouses.

         o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-20355.

o The Dow Chemical Company (Dow) is a diversified chemical company that offers a range of chemical, plastic and agricultural products and services. The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. It services customers in approximately 160 countries, helping them to provide from fresh water, food and pharmaceuticals to paints, packaging and personal care. The Company has 150 manufacturing sites in 35 countries and produces approximately 3,100 products. Dow operates in six segments:
     Performance Plastics, Performance Chemicals, Agricultural Sciences, Basic Plastics, Basic Chemicals, and Hydrocarbons and Energy. The Company is also engaged in the property and casualty insurance and reinsurance business primarily through its Liana Limited subsidiaries. In April 2008, The Dow Chemical Company announced that it has opened a silicone rubber plant in Zhangjiagang, in Jiangsu Province, China.

         o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03433.

o Freeport-McMoran Copper & Gold Inc., through its wholly owned subsidiary, Phelps Dodge, and its majority-owned subsidiary, PT Freeport Indonesia, is a copper, gold and molybdenum mining company. In North America, the Company has six operating copper mines: Morenci, Bagdad, Sierrita and Safford in Arizona, and Chino and Tyrone in New Mexico, as well as one operating molybdenum mine: Henderson in Colorado. In South America, the Company has four operating copper mines: Cerro Verde in Peru, and Candelaria, Ojos del Salado and El Abra in Chile. The Company owns a 53.56% interest in Cerro Verde, an 80% interest in both Candelaria and Ojos del Salado and a 5% interest in El Abra. It owns 90.64% of PT Freeport Indonesia, including 9.36% owned through its wholly owned subsidiary, PT Indocopper Investama. The Company also operates Atlantic Copper S.A. (Atlantic Copper). Atlantic Copper's operations involve the smelting and refining of copper concentrates.

         o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01.

o General Electric Company (GE) is a diversified technology, media and financial services company. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and industrial products, it serves customers in more than 100 countries. In July 2008, the Company announced the organization of its business into four segments: GE Technology Infrastructure, GE energy infrastructure, GE Capital and Corporate Treasury and NBC Universal.In April 2008, GE Healthcare completed the acquisition of Whatman plc.In August 2008, GE Capital announced the completion of its acquisition of most of CitiCapital, Citigroup's North American commercial leasing and commercial equipment finance business. In September 2008, the Company announced the sale of its Japanese consumer finance business to Shinsei Bank.

         o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035.

o International Business Machines Corporation (IBM) is an information technology (IT) company. The Company's major operations include a Global Technology Services (GTS) segment, a Global Business Services (GBS) segment, a Systems and Technology segment, a Software segment and a Global Financing segment. In February 2008, the Company acquired Arsenal Digital Solutions and Net Integration Technologies Inc. In January 2008, IBM announced that it has completed its acquisition of Cognos Incorporated. In January 2008, IBM acquired XIV, a privately held storage technology company based in Tel Aviv, Israel. In September 2007, IBM completed the acquisition of DataMirror Corporation. In August 2007, IBM acquired WebDialogs, Inc. In April 2008, the Company completed the acquisition of Telelogic AB, Diligent Technologies, FilesX and InfoDyne Corporation. In July 2008, the Company acquired Platform Solutions, Inc.

         o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02360.

o Johnson & Johnson is engaged in the research and development, manufacture and sale of a range of products in the healthcare field. Johnson & Johnson has more than 250 operating companies. The Company operates in three segments: Consumer, Pharmaceutical, and Medical Devices and Diagnostics. Sales of the Company's two largest products, RISPERDAL and REMICADE, accounted for approximately 6% and 5% of Johnson & Johnson's total revenues, respectively, during the fiscal year ended December 30, 2007 (fiscal 2007). During fiscal 2007, the Company acquired three companies:
     Conor Medsystems, Inc., which is a cardiovascular device company, with new drug delivery technology; Robert Reid, Inc., which is a Japanese orthopedic product distributor, and Maya's Mom, Inc., which is a social media company.

         o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03215.

o Eli Lilly and Company discovers, develops, manufactures and sells products in one business segment, pharmaceutical products. The Company also has an animal health business segment. It manufactures and distributes its products through owned or leased facilities in the United States, Puerto Rico and 25 other countries. Eli Lilly and Company's products are sold in approximately 135 countries. The Company also conducts research to find products to treat diseases in animals and to increase the efficiency of animal food production. Its principal products include Neurosciences products, Endocrinology products, Oncology products, Cardiovascular products, Animal health products and Other pharmaceuticals. In August 2008, the Company completed the acquisition of SGX Pharmaceuticals, Inc. In October 2008, Monsanto Company announced that it completed the sale of its POSILAC bovine somatotropin brand and related business to Eli Lilly and Company.

         o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06351.

o McDonald's Corporation primarily franchises and operates McDonald's restaurants in the food service industry. These restaurants serve a varied, yet limited, value-priced menu in more than 100 countries around the world. The Company also has a minority ownership interest in United Kingdom-based Pret A Manger. The Company owned Boston Market prior to its sale in August 2007. During the year ended December 31, 2006, the Company disposed of its investment in Chipotle Mexican Grill (Chipotle). All restaurants are operated either by the Company, by independent entrepreneurs under the terms of conventional franchise arrangements (franchisees), or by affiliates and developmental licensees operating under license agreements. During the year ended December 31, 2007, McDonald's Corporation sold its businesses in Brazil, Argentina, Mexico, Puerto Rico, Venezuela and 13 other countries in Latin America, and the Caribbean to a developmental licensee organization.

         o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05231.

o Altria Group, Inc. (ALG) is the holding company of Philip Morris USA Inc. (PM USA) and John Middleton, Inc., which are engaged in the manufacture and sale of cigarettes and other tobacco products. Philip Morris Capital Corporation (PMCC), another wholly owned subsidiary, maintains a portfolio of leveraged and direct finance leases. In addition, at December 31, 2007, ALG held a 28.6% economic and voting interest in SABMiller plc (SABMiller), which is engaged in the manufacture and sale of various beer products. The Company's segments are U.S. tobacco; European Union; Eastern Europe, Middle East and Africa; Asia; Latin America, and Financial Services. In March 2008, the Company completed the spin-off of Philip Morris International Inc., a wholly owned subsidiary. On December 11, 2007, ALG acquired 100% of John Middleton, Inc., a manufacturer of machine-made large cigar.

         o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08940.

o Microsoft Corporation develops, manufactures, licenses and supports a range of software products for computing devices. The Company's software products include operating systems for servers, personal computers and intelligent devices, server applications for distributed computing environments, information worker productivity applications, business solution applications, high-performance computing applications and software development tools and video games. It provides consulting and product support services, and trains and certifies computer system integrators and developers. Microsoft Corporation sells the Xbox 360 video game console and games, the Zune digital music and entertainment device, PC games, and peripherals. The Company has five segments: Client, Server and Tools, the Online Services Business, the Microsoft Business Division, and the Entertainment and Devices Division.In June 2008, the Company acquired Navic Networks. In September 2008, it acquired DATAllegro Inc.

         o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14278.

o Verizon Communications Inc. (Verizon) is engaged in providing communication services. The two segments of the Company are Wireline and Domestic Wireless. Wireline communications services include voice, Internet access, broadband video and data, next generation Internet protocol (IP) network services, network access, long distance and other services. The Company provides these services to consumers, carriers, businesses and government customers both domestically and internationally in 150 countries. Domestic Wireless's products and services include wireless voice, data products and other services, and equipment sales across the United States. In March 2008, Verizon announced the completion of the spin-off of Northern New England Spinco Inc. In July 2008, MTN Group Limited acquired 100% of

     Verizon South Africa Ltd. In August 2008, Verizon announced that Verizon Wireless, a joint venture of the Company and Vodafone Group Plc, had completed its purchase of Rural Cellular Corporation.

         o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08606.

o Ultra Financials ProShares is an exchange-traded fund incorporated in the USA. The Fund seeks daily investment results that correspond to twice (200%) the daily performance of the Dow Jones U.S. Financials Index. Ultra Financial ProShares is a component of ProShares Trust, a Delaware business trust that consists of separate investment portfolios.

         o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 811-21114.

o iShares Dow Jones Select Dividend Index Fund (the Fund) is an ETF that seeks investment results that correspond generally to the price and yield performance of the Dow Jones U.S. Select Dividend Index (the Index). The Index measures the performance of a selected group of equity securities issued by companies that have provided relatively high dividend yields on a consistent basis over time. The Index consists of 100 of the highest dividend-yielding securities (excluding real estate investment trusts) in the Dow Jones U.S. Index, an index representative of the total market for United States equity securities. The Index stocks are screened by dividend-per-share growth rate, dividend payout percentage and average daily dollar trading volume, and are selected based on dividend yield. The Fund invests in a representative sample of securities included in the Index that collectively has an investment profile similar to the Index. The Fund's investment advisor is Barclays Global Fund Advisors.

         o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 811-09729.

o ProShares Ultra S&P500 is an exchange-traded fund (ETF) that seeks daily investment results, before fees and expenses, that correspond to twice (200%) the daily performance of the S&P 500 Index. ProShares Ultra S&P500 is a component of ProShares Trust, a Delaware business trust that consists of separate investment portfolios.

         o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 811-21114.

                             Historical Information

The graphs below set forth the historical performances of the Underlying Securities. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Underlying Securities. The information provided in each table is for the four calendar quarters of 2005, 2006 and 2007, the first, second and third quarters of 2008 as well as for the period from October 1, 2008 through October 22, 2008. (No price provided in the table for a particular period indicates that such Underlying Security was not traded at such time.)

     We obtained the information regarding the historical performance of the Underlying Securities in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Underlying Securities should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Underlying Security on the Valuation Date. We cannot give you assurance that the performance of each Underlying Security will result in any return in addition to your initial investment.

                                Apple Inc (AAPL)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End         High Intra-Day            Low Intra-Day Price         Period-End Closing
   Start Date            Date             Price of the              of the Underlying             Price of the
                                       Underlying Security           Security in ($)           Underlying Security
                                              in ($)                                                  in ($)
   ----------            ----                 ------                 ---------------                  ------
   01/01/2005         03/31/2005               45.44                       31.3                        41.67
   04/01/2005         06/30/2005               44.45                       33.11                       36.81
   07/01/2005         09/30/2005               54.56                       36.29                       53.61
   10/01/2005         12/30/2005               75.46                       47.87                       71.89

   01/01/2006         03/31/2006               86.4                        57.67                       62.72
   04/01/2006         06/30/2006               73.8                        55.41                       57.27
   07/01/2006         09/29/2006               77.78                       50.16                       76.98
   09/30/2006         12/29/2006               93.159                      72.6                        84.84

   01/01/2007         03/30/2007               97.8                        81.9                        92.91
   03/31/2007         06/29/2007              127.61                       89.6                       122.04
   06/30/2007         09/28/2007              155                         111.62                      153.47
   09/29/2007         12/31/2007              202.96                      150.63                      198.08

   01/01/2008         03/31/2008              200.26                      115.44                      143.5
   04/01/2008         06/30/2008              192.24                      143.61                      167.44
   07/01/2008         09/30/2008              180.91                      100.59                      113.66
   10/01/2008         10/22/2008              116.4                        85                          96.87


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Costco Wholesale Corp (COST)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day            Low Intra-Day Price         Period-End Closing
   Start Date            Date              Price of the              of the Underlying             Price of the
                                        Underlying Stock in            Stock in ($)             Underlying Stock in
                                                ($)                                                     ($)
   ----------            ----                   ---                    ------------                     ---
   01/01/2005         03/31/2005               49.18                      42.75                        44.18
   04/01/2005         06/30/2005               47.23                      39.48                        44.73
   07/01/2005         09/30/2005               46.8                       40.51                        43.09
   10/01/2005         12/30/2005               51.21                      42.35                        49.47

   01/01/2006         03/31/2006               56.31                      48.48                        54.16
   04/01/2006         06/30/2006               57.38                      52.03                        57.13
   07/01/2006         09/29/2006               57.94                      46                           49.68
   09/30/2006         12/29/2006               55.12                      47.891                       52.87

   01/01/2007         03/30/2007               58.7                       51.52                        53.84
   03/31/2007         06/29/2007               59.09                      53                           58.52
   06/30/2007         09/28/2007               65.574                     56.09                        61.37
   09/29/2007         12/31/2007               72.68                      61.16                        69.76

   01/01/2008         03/31/2008               70.45                      59.66                        64.97
   04/01/2008         06/30/2008               75.23                      64.97                        70.14
   07/01/2008         09/30/2008               74.89                      60.24                        64.93
   10/01/2008         10/22/2008               65.12                      51                           53.55


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           The Down Chemical Co (DOW)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day            Low Intra-Day Price         Period-End Closing
   Start Date            Date              Price of the              of the Underlying             Price of the
                                        Underlying Security           Security in ($)           Underlying Security
                                               in ($)                                                  in ($)
   ----------            ----                  ------                 ---------------                  ------
   01/01/2005         03/31/2005               56.75                      47.55                        49.85
   04/01/2005         06/30/2005               50.49                      42.88                        44.53
   07/01/2005         09/30/2005               49.45                      40.18                        41.67
   10/01/2005         12/30/2005               47.21                      40.55                        43.82

   01/01/2006         03/31/2006               45.15                      40.26                        40.6
   04/01/2006         06/30/2006               43.1                       37.01                        39.03
   07/01/2006         09/29/2006               39.98                      33                           38.98
   09/30/2006         12/29/2006               41.55                      38.13                        39.9

   01/01/2007         03/30/2007               47.26                      39.02                        45.86
   03/31/2007         06/29/2007               47.6                       43.71                        44.22
   06/30/2007         09/28/2007               47.96                      38.89                        43.06
   09/29/2007         12/31/2007               47.43                      39.2                         39.42

   01/01/2008         03/31/2008               40.04                      33.01                        36.85
   04/01/2008         06/30/2008               43.426                     34.3                         34.91
   07/01/2008         09/30/2008               39.99                      30.82                        31.78
   10/01/2008         10/22/2008               32.28                      21.72                        22.11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day           Low Intra-Day Price        Period-End Closing
   Start Date            Date              Price of the             of the Underlying            Price of the
                                        Underlying Security          Security in ($)          Underlying Security
                                               in ($)                                                in ($)
   ----------            ----                  ------                ---------------                 ------
   01/01/2005         03/31/2005               43.9                       35.12                       39.61
   04/01/2005         06/30/2005               40.31                      31.52                       37.44
   07/01/2005         09/30/2005               49.48                      37.12                       48.59
   10/01/2005         12/30/2005               56.35                      43.41                       53.8

   01/01/2006         03/31/2006               65                         47.11                       59.77
   04/01/2006         06/30/2006               72.2                       43.1                        55.41
   07/01/2006         09/29/2006               62.29                      47.58                       53.26
   09/30/2006         12/29/2006               63.7                       47.6                        55.73

   01/01/2007         03/30/2007               67.19                      48.85                       66.19
   03/31/2007         06/29/2007               85.5                       65.62                       82.82
   06/30/2007         09/28/2007              110.6                       67.07                      104.89
   09/29/2007         12/31/2007              120.2                       85.71                      102.44

   01/01/2008         03/31/2008              107.37                      68.96                       96.22
   04/01/2008         06/30/2008              127.24                      93                         117.19
   07/01/2008         09/30/2008              117.11                      51.21                       56.85
   10/01/2008         10/22/2008               56.75                      25.80                       26.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day            Low Intra-Day Price         Period-End Closing
   Start Date            Date              Price of the              of the Underlying             Price of the
                                        Underlying Security           Security in ($)           Underlying Security
                                               in ($)                                                  in ($)
   ----------            ----                  ------                 ---------------                  ------
   01/01/2005         03/31/2005               36.89                       34.95                       36.06
   04/01/2005         06/30/2005               37.34                       34.15                       34.65
   07/01/2005         09/30/2005               35.78                       32.85                       33.67
   10/01/2005         12/30/2005               36.34                       32.67                       35.05

   01/01/2006         03/31/2006               35.63                       32.21                       34.78
   04/01/2006         06/30/2006               35.24                       32.78                       32.96
   07/01/2006         09/29/2006               35.65                       32.06                       35.3
   09/30/2006         12/29/2006               38.49                       34.62                       37.21

   01/01/2007         03/30/2007               38.28                       33.9                        35.36
   03/31/2007         06/29/2007               39.77                       34.55                       38.28
   06/30/2007         09/28/2007               42.07                       36.2                        41.4
   09/29/2007         12/31/2007               42.15                       36.07                       37.07

   01/01/2008         03/31/2008               37.742                      31.65                       37.01
   04/01/2008         06/30/2008               38.52                       26.15                       26.69
   07/01/2008         09/30/2008               30.39                       22.16                       25.5
   10/01/2008         10/22/2008               25.75                       18.31                       18.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      International Business Machine (IBM)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day            Low Intra-Day Price         Period-End Closing
   Start Date            Date              Price of the              of the Underlying             Price of the
                                        Underlying Security           Security in ($)           Underlying Security
                                               in ($)                                                 in ($)
   ----------            ----                  ------                 ---------------                  ------
   01/01/2005         03/31/2005                99.1                       89.09                       91.38
   04/01/2005         06/30/2005                91.76                      71.85                       74.2
   07/01/2005         09/30/2005                85.11                      74.16                       80.22
   10/01/2005         12/30/2005                89.94                      78.7                        82.2

   01/01/2006         03/31/2006                85.03                      78.93                       82.47
   04/01/2006         06/30/2006                84.45                      76.06                       76.82
   07/01/2006         09/29/2006                83.79                      72.73                       81.94
   09/30/2006         12/29/2006                97.88                      81.56                       97.15

   01/01/2007         03/30/2007               100.9                       88.77                       94.26
   03/31/2007         06/29/2007               108.05                      93.911                     105.25
   06/30/2007         09/28/2007               118.89                     103.7                       117.8
   09/29/2007         12/31/2007               121.46                      99.27                      108.1

   01/01/2008         03/31/2008               119.79                      97.04                      115.14
   04/01/2008         06/30/2008               129.99                     113.86                      118.53
   07/01/2008         09/30/2008               130.93                     109.95                      116.96
   10/01/2008         10/22/2008               116.8                       80.80                       83.60


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Johnson & Johnson (JNJ)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day Price        Period-End Closing
   Start Date            Date              Price of the               of the Underlying            Price of the
                                        Underlying Security            Security in ($)          Underlying Security
                                               in ($)                                                  in ($)
   ----------            ----                  ------                  ---------------                 ------
   01/01/2005         03/31/2005               68.68                       61.2                        67.16
   04/01/2005         06/30/2005               69.99                       64.43                       65
   07/01/2005         09/30/2005               65.43                       61.65                       63.28
   10/01/2005         12/30/2005               64.5999                     59.76                       60.1

   01/01/2006         03/31/2006               63.1                        56.65                       59.22
   04/01/2006         06/30/2006               62                          57.32                       59.92
   07/01/2006         09/29/2006               65.13                       59.6842                     64.94
   09/30/2006         12/29/2006               69.41                       64.5                        66.02

   01/01/2007         03/30/2007               68.22                       59.87                       60.26
   03/31/2007         06/29/2007               65.45                       60.03                       61.62
   06/30/2007         09/28/2007               65.75                       59.72                       65.7
   09/29/2007         12/31/2007               68.75                       63.55                       66.7

   01/01/2008         03/31/2008               68.85                       61.17                       64.87
   04/01/2008         06/30/2008               68.32                       63.1                        64.34
   07/01/2008         09/30/2008               72.76                       63.74                       69.28
   10/01/2008         10/22/2008               69.07                       52.06                       61.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Eli Lilly & Co (LLY)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day            Low Intra-Day Price         Period-End Closing
   Start Date            Date              Price of the              of the Underlying             Price of the
                                        Underlying Security           Security in ($)           Underlying Security
                                               in ($)                                                  in ($)
   ----------            ----                  ------                 ---------------                  ------
   01/01/2005         03/31/2005               57.83                       51.32                       52.1
   04/01/2005         06/30/2005               60.98                       51.08                       55.71
   07/01/2005         09/30/2005               57.4                        51.98                       53.52
   10/01/2005         12/30/2005               58.25                       49.47                       56.59

   01/01/2006         03/31/2006               59.24                       54.6                        55.3
   04/01/2006         06/30/2006               55.9                        50.19                       55.27
   07/01/2006         09/29/2006               57.49                       53.83                       57
   09/30/2006         12/29/2006               58.48                       51.13                       52.1

   01/01/2007         03/30/2007               55.2                        51.21                       53.71
   03/31/2007         06/29/2007               61                          53.9                        55.88
   06/30/2007         09/28/2007               59.02                       53.53                       56.93
   09/29/2007         12/31/2007               59.82                       49.09                       53.39

   01/01/2008         03/31/2008               57.52                       46.6                        51.59
   04/01/2008         06/30/2008               53.4                        45.36                       46.16
   07/01/2008         09/30/2008               49.78                       42.88                       44.03
   10/01/2008         10/22/2008               44.44                       29.25                       32.11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              McDonald's Corp (MCD)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day Price        Period-End Closing
   Start Date            Date              Price of the               of the Underlying            Price of the
                                        Underlying Security            Security in ($)          Underlying Security
                                               in ($)                                                  in ($)
   ----------            ----                  ------                  ---------------                 ------
   01/01/2005         03/31/2005               34.56                       30.81                       31.14
   04/01/2005         06/30/2005               31.91                       27.74                       27.75
   07/01/2005         09/30/2005               35.03                       27.36                       33.49
   10/01/2005         12/30/2005               35.69                       31.48                       33.72

   01/01/2006         03/31/2006               36.75                       33.2                        34.36
   04/01/2006         06/30/2006               35.99                       31.73                       33.6
   07/01/2006         09/29/2006               40.06                       32.75                       39.12
   09/30/2006         12/29/2006               44.68                       38.95                       44.33

   01/01/2007         03/30/2007               46.21                       42.31                       45.05
   03/31/2007         06/29/2007               52.88                       44.26                       50.76
   06/30/2007         09/28/2007               55.73                       46.64                       54.47
   09/29/2007         12/31/2007               63.694                      54.67                       58.91

   01/01/2008         03/31/2008               59.48                       49.36                       55.77
   04/01/2008         06/30/2008               61.76                       55.14                       56.22
   07/01/2008         09/30/2008               67                          55.5454                     61.7
   10/01/2008         10/22/2008               64.02                       45.79                       54.18


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Altria Group Inc (MO)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End         High Intra-Day            Low Intra-Day Price        Period-End Closing
   Start Date            Date             Price of the              of the Underlying            Price of the
                                       Underlying Security           Security in ($)          Underlying Security
                                              in ($)                                                 in ($)
   ----------            ----                 ------                 ---------------                 ------
   01/01/2005         03/31/2005              15.855                     13.9802                     15.1351
   04/01/2005         06/30/2005              16.1281                    14.5125                     14.9662
   07/01/2005         09/30/2005              17.1373                    14.7208                     17.0609
   10/01/2005         12/30/2005              18.2112                    15.8781                     17.2947

   01/01/2006         03/31/2006              17.908                     16.3295                     16.4012
   04/01/2006         06/30/2006              17.2183                    15.8226                     16.9961
   07/01/2006         09/29/2006              19.6741                    16.8063                     17.7182
   09/30/2006         12/29/2006              20.0351                    17.4636                     19.8639

   01/01/2007         03/30/2007              20.9471                    18.7876                     20.3245
   03/31/2007         06/29/2007              22.2673                    20.6358                     21.632
   06/30/2007         09/28/2007              22.2673                    19.47                       21.4438
   09/29/2007         12/31/2007              24.2134                    21.3081                     23.3097

   01/01/2008         03/31/2008              24.5474                    20.972                      22.2
   04/01/2008         06/30/2008              23.02                      19.95                       20.56
   07/01/2008         09/30/2008              21.86                      19.26                       19.84
   10/01/2008         10/22/2008              20.91                      16.26                       19.29


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Microsoft Corp (MSFT)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day            Low Intra-Day Price        Period-End Closing
   Start Date            Date              Price of the              of the Underlying            Price of the
                                        Underlying Security           Security in ($)          Underlying Security
                                               in ($)                                                 in ($)
   ----------            ----                  ------                 ---------------                 ------
   01/01/2005         03/31/2005               27.1                       23.82                       24.17
   04/01/2005         06/30/2005               26.09                      23.94                       24.84
   07/01/2005         09/30/2005               27.94                      24.5                        25.73
   10/01/2005         12/30/2005               28.25                      24.25                       26.15

   01/01/2006         03/31/2006               28.38                      26.1                        27.21
   04/01/2006         06/30/2006               27.941                     21.4599                     23.3
   07/01/2006         09/29/2006               27.52                      22.23                       27.35
   09/30/2006         12/29/2006               30.26                      27.15                       29.86

   01/01/2007         03/30/2007               31.48                      26.6                        27.87
   03/31/2007         06/29/2007               31.16                      27.56                       29.47
   06/30/2007         09/28/2007               31.84                      27.51                       29.46
   09/29/2007         12/31/2007               37.5                       29.29                       35.6

   01/01/2008         03/31/2008               35.96                      26.87                       28.38
   04/01/2008         06/30/2008               32.1                       27.11                       27.51
   07/01/2008         09/30/2008               28.5                       23.5                        26.69
   10/01/2008         10/22/2008               27.47                      20.65                       21.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Verizon Communications Inc (VZ)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End         High Intra-Day             Low Intra-Day Price        Period-End Closing
   Start Date            Date             Price of the               of the Underlying            Price of the
                                       Underlying Security            Security in ($)          Underlying Security
                                              in ($)                                                  in ($)
   ----------            ----                 ------                  ---------------                 ------
   01/01/2005         03/31/2005              39.3882                     32.9802                     34.0546
   04/01/2005         06/30/2005              34.774                      32.3374                     33.1432
   07/01/2005         09/30/2005              33.5461                     30.3613                     31.359
   10/01/2005         12/30/2005              31.4453                     27.9439                     28.8936

   01/01/2006         03/31/2006              33.738                      28.8169                     32.6732
   04/01/2006         06/30/2006              33.3063                     28.8744                     32.1264
   07/01/2006         09/29/2006              36.4528                     30.0831                     35.6182
   09/30/2006         12/29/2006              37.4721                     33.8339                     37.0739

   01/01/2007         03/30/2007              38.597                      35.4412                     37.7508
   03/31/2007         06/29/2007              43.7938                     36.5861                     40.9863
   06/30/2007         09/28/2007              44.5504                     39.0948                     44.0825
   09/29/2007         12/31/2007              46.0337                     40.5881                     43.4951

   01/01/2008         03/31/2008              44.1223                     33.0021                     36.2874
   04/01/2008         06/30/2008              39.94                       33.84                       35.4
   07/01/2008         09/30/2008              36.34                       30.25                       32.09
   10/01/2008         10/22/2008              32                          23.07                       25.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Ultra Financials ProShares (UYG)
                                (Feb-07 - Feb-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day Price        Period-End Closing
   Start Date            Date              Price of the               of the Underlying            Price of the
                                        Underlying Security            Security in ($)          Underlying Security
                                               in ($)                                                  in ($)
   ----------            ----                  ------                  ---------------                 ------
   01/01/2005         03/30/2007               74.09                       60                          64.45

   03/31/2007         06/29/2007               72.96                       62.46                       64.39
   06/30/2007         09/28/2007               69.8                        48.3674                     57.38
   09/29/2007         12/31/2007               62.95                       38.85                       41.55

   01/01/2008         03/31/2008               42.05                       24.01                       29.85
   04/01/2008         06/30/2008               37.22                       19.99                       20.14
   07/01/2008         09/30/2008               25.03                       14.08                       17.54
   10/01/2008         10/22/2008               18.8                         7.31                        8.99


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                   iShares DJ Select Dividend Index Fund (DVY)
                                (Nov-03 - Nov-07)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day            Low Intra-Day Price        Period-End Closing
   Start Date            Date              Price of the              of the Underlying            Price of the
                                        Underlying Security           Security in ($)          Underlying Security
                                               in ($)                                                 in ($)
   ----------            ----                  ------                 ---------------                 ------
   01/01/2005         03/31/2005               62.5                       58.63                       59.95
   04/01/2005         06/30/2005               63.13                      57.8                        61.73
   07/01/2005         09/30/2005               64.6                       61.4                        62.28
   10/01/2005         12/30/2005               63.2                       58.46                       61.26

   01/01/2006         03/31/2006               64.18                      61.12                       62.7
   04/01/2006         06/30/2006               64.78                      61.43                       63.06
   07/01/2006         09/29/2006               67.07                      61.97                       66.43
   09/30/2006         12/29/2006               71.49                      66.25                       70.7301

   01/01/2007         03/30/2007               73.33                      68.72                       71.45
   03/31/2007         06/29/2007               75.82                      71.19                       71.89
   06/30/2007         09/28/2007               73.589                     64.92                       69.3
   09/29/2007         12/31/2007               72.05                      63.44                       64.49

   01/01/2008         03/31/2008               65.91                      50.85                       57.87
   04/01/2008         06/30/2008               62.11                      49.12                       49.25
   07/01/2008         09/30/2008               64.64                      44.12                       53.24
   10/01/2008         10/22/2008               55.88                      38.35                       43.48


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Ultra S&P500 ProShares (SSO)
                                (Jun-06 - Jun-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day            Low Intra-Day Price         Period-End Closing
   Start Date            Date              Price of the              of the Underlying             Price of the
                                        Underlying Security           Security in ($)           Underlying Security
                                               in ($)                                                  in ($)
   ----------            ----                  ------                 ---------------                  ------
   01/01/2005         06/30/2006               74.1                       69.7                         73.45

   07/01/2006         09/29/2006               81.46                      68.11                        80.55
   09/30/2006         12/29/2006               91.71                      79.38                        86.3

   01/01/2007         03/30/2007               91.12                      79.04                        85.45
   03/31/2007         06/29/2007               99.76                      84.7                         94.5
   06/30/2007         09/28/2007              100.76                      77.6801                      95.48
   09/29/2007         12/31/2007              101.48                      79.85                        82.8

   01/01/2008         03/31/2008               83.54                      60.19                        66
   04/01/2008         06/30/2008               78.28                      60.69                        61.64
   07/01/2008         09/30/2008               64.3301                    44.86                        49.24
   10/01/2008         10/22/2008               49.63                      24.1                         28.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about October 28, 2008, which is the fourth business day following the Pricing Date(s) (this settlement cycle being referred to as "T+4"). See "Supplemental Plan of Distribution" in the prospectus supplement dated February 28, 2007.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus or prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus and prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $2,000,000


                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

            Direct Investment Notes Linked to a Basket of Securities




                                October 22, 2008